UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 18, 2012, CNL Lifestyle Properties, Inc. (which may be referred to herein as the “Company,” “we,” “our,” or “us”), through each of three of our subsidiaries, CLP Senior Holding, LLC, CLP SL II Holding, LLC and CLP SL III Holding, LLC (each a “CLP JV Partner” and collectively, the “CLP JV Partners”), entered into three related purchase and sale agreements with Health Care REIT, Inc. (“HCN”) each dated December 18, 2012 (collectively, the “Purchase Agreements”), pursuant to which we agreed to sell certain of our joint venture membership interests as described below (collectively, the “CLP JV Interests”) in our three senior housing joint ventures with affiliates of Sunrise Senior Living, Inc., for an aggregate purchase price of $198,524,925, excluding closing costs (the “Purchase Price”). The Purchase Price is subject to adjustment based on the time of closing and actual cash flow distributions through the time of the closing of the sale of the CLP JV Interests.

It is anticipated that the closing of the sale of the CLP JV Interests to HCN will be concluded after the consummation of the transactions contemplated by the merger agreement (the “Merger”) between HCN and Sunrise Senior Living, Inc., the parent of Sunrise Senior Living Investments, Inc. (the “Sunrise JV Partner”). HCN has stated publicly that the Merger is expected to be consummated in early 2013.

We, through CLP Senior Holding, LLC, own a 60% membership interest in the joint venture CC3 Acquisition, LLC and the Sunrise JV partner owns the remaining 40% membership interest. CC3 Acquisition, LLC, through its subsidiaries, owns an interest in 29 senior housing communities (the “Sunrise I Communities”).

We, through CLP SL II Holding, LLC, own a 70% membership interest in the joint venture CLPSun Partners II, LLC and the Sunrise JV Partner owns the remaining 30% membership interest. CLPSun Partners II, LLC, through its subsidiaries, owns an interest in six senior housing communities (the “Sunrise II Communities”).

We, through CLP SL III Holding, LLC, own an approximate 68% membership interest in the joint venture CLPSun Partners III, LLC and the Sunrise JV Partner owns the remaining approximate 32% membership interest. CLPSun Partners III, LLC, through its subsidiaries, owns an interest in seven senior housing communities (the “Sunrise III Communities”).

The Sunrise I Communities, Sunrise II Communities and Sunrise III Communities are collectively referred to herein as the “Sunrise Communities”.

Of the aggregate Purchase Price for the CLP JV Interests, (i) approximately $144.88 million is attributable to the sale of the CLP Senior Holding, LLC joint venture interests; (ii) approximately $17.64 million is attributable to the sale of the CLP SL II Holding, LLC joint venture interests; and (ii) approximately $36.0 million is attributable to the sale of the CLP SL III Holding, LLC joint venture interests.

Each of the Purchase Agreements will terminate: (i) upon the termination of the agreement of Merger, (ii) by mutual consent of the parties, (iii) upon the default of either party; (iv) if the transactions contemplated by the Purchase Agreements are not consummated by December 31, 2013 or 180 days after the consummation of the Merger, subject to certain exceptions, or (v) if the Merger has not been consummated by August 21, 2013.

Each of the Purchase Agreements contains customary representations and warranties of the applicable parties. The closing of the sale of the CLP JV Interests pursuant to the Purchase Agreements is subject to various closing conditions, including, among other things, the closing of the Merger, obtaining consent of lenders under the existing mortgages on the Sunrise Communities, and obtaining certain consents and the applicable healthcare permits for the Sunrise Communities.

There can be no assurance that any or all of the other conditions to closing will be satisfied on terms satisfactory to the parties and that the transactions contemplated by the Purchase Agreements will ultimately be completed. The transactions are expected to close in July 2013.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; failure to successfully manage growth or integrate acquired properties and operations; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained from our Web site at http://www.cnllifestylereit.com

We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2012		CNL LIFESTYLE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer